Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Mark Jensen, Chief Executive Officer, and Principal Accounting Officer of MGN Technologies, Inc., hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)

the quarterly report on Form 10-QSB of MGN Technologies, Inc. for the period ended June 30, 2007 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of MGN Technologies, Inc.

Dated: August 20, 2007

/s/ Mark Jensen
Mark Jensen, Chief Executive Officer
and Principal Accounting Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to MGN Technologies, Inc. and will be retained by MGN Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.